Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2023 Third Quarter Financial Results

•	Q3 GAAP Earnings per Share $0.68, Non-GAAP Earnings per Share $1.22
•	Q3 Total Revenue $12.4 billion, up 18% in USD, up 21% in constant currency
•	Q3 Cloud Revenue (IaaS plus SaaS) $4.1 billion, up 45% in USD, up 48% in constant currency
•	Q3 Cloud Infrastructure (IaaS) Revenue $1.2 billion, up 55% in USD, up 57% in constant currency
•	Q3 Cloud Application (SaaS) Revenue $2.9 billion, up 42% in USD, up 44% in constant currency
•	Q3 Fusion Cloud ERP (SaaS) Revenue $0.7 billion, up 25% in USD, up 28% in constant currency
•	Q3 NetSuite Cloud ERP (SaaS) Revenue $0.7 billion, up 23% in USD, up 26% in constant currency
•	Oracle Board of Directors declared a quarterly cash dividend of $0.40 per share, up 25% from $0.32

AUSTIN, Texas, March 9, 2023 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2023 Q3 results. Total quarterly revenues were up 18% year-over-year in USD and up 21% in constant currency to $12.4 billion. Cloud services and license support revenues were up 17% in USD and up 20% in constant currency to $8.9 billion. Cloud license and on-premise license revenues were unchanged in USD and up 4% in constant currency to $1.3 billion. For the third quarter of fiscal 2023, Cerner contributed $1.5 billion to total revenues.

Q3 GAAP operating income was $3.3 billion. Non-GAAP operating income was $5.2 billion, up 8% in USD and up 11% in constant currency. GAAP operating margin was 26%, and non-GAAP operating margin was 42%. GAAP net income was $1.9 billion, and non-GAAP net income was $3.4 billion. Q3 GAAP earnings per share was $0.68 while non-GAAP earnings per share was $1.22. Without the impact of the U.S. dollar strengthening compared to foreign currencies, Oracle’s reported Q3 non-GAAP earnings per share would have been 5 cents higher.

Short-term deferred revenues were $8.6 billion. Operating cash flow was $15.5 billion during the trailing twelve months.

“Oracle’s non-GAAP earnings per share growth hit the high end of our guidance—up 13% in constant currency to $1.22,” said Oracle CEO, Safra Catz. “Our strong quarterly earnings growth was driven by 48% constant currency growth for the total revenue of our two cloud businesses, infrastructure and applications. Oracle’s cloud businesses now exceed $16 billion in annualized revenue. We remain the overwhelming market leader in Cloud ERP with approximately 10,000 Fusion ERP customers and over 34,000 NetSuite ERP customers. Our technically advanced and highly differentiated Gen2 infrastructure business continues to be in a hypergrowth phase—up 65% in Q3 in constant currency.”

“Since June of last year when we acquired Cerner, that business has increased its healthcare contract base by approximately $5 billion,” said Oracle Chairman and CTO, Larry Ellison. “We have signed a diverse set of new and expanding domestic and international customers including: the US Department of Defense, the US Department of Veterans Affairs, Hospital Groups in a dozen US States, multiple hospitals in the United Kingdom, multiple Provinces of Canada, the Australian Defense Forces, multiple hospitals in Puerto Rico and multiple countries in the Middle East. While we are pleased with this early success of the Cerner business, we expect the signing of new healthcare contracts to accelerate over the next few quarters.”

Oracle also announced that its Board of Directors declared a quarterly cash dividend of $0.40 per share of outstanding common stock, reflecting a 25% increase over the current quarterly dividend of $0.32. Larry Ellison, Oracle’s Chairman of the Board of Directors, Chief Technology Officer, and largest stockholder, did not participate in the deliberation or the vote on this matter. This increased dividend will be paid to stockholders of record as of the close of business on April 11, 2023, with a payment date of April 24, 2023.

•	A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings/.
•	A list of recent technical innovations and announcements is available at www.oracle.com/news/.
•	To learn what industry analysts have been saying about Oracle’s products and services see www.oracle.com/corporate/analyst-reports/.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, and MySQL are registered trademarks of Oracle Corporation.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding our expectations for growing the Gen2 infrastructure and Cerner businesses, are "forward-looking statements" and are subject to material risks and uncertainties. Risks and uncertainties that could affect our current expectations and our actual results, include, among others: our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services; supply chain constraints and third-party manufacturing and logistics delays; significant coding, manufacturing or configuration errors in our offerings; risks associated with acquisitions; the COVID-19 pandemic; economic, political and market conditions; information technology system failures, privacy concerns and cybersecurity breaches; unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on the Oracle Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of March 9, 2023. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q3 FISCAL 2023 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended February 28,				% Increase	% Increase (Decrease)
	2023	% of Revenues	2022	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$8,923	72%	$7,637	73%	17%	20%
Cloud license and on-premise license	1,288	10%	1,289	12%	0%	4%
Hardware	811	7%	798	8%	2%	4%
Services	1,376	11%	789	7%	74%	80%
Total revenues	12,398	100%	10,513	100%	18%	21%
OPERATING EXPENSES
Cloud services and license support	1,980	16%	1,305	13%	52%	54%
Hardware	244	2%	244	2%	0%	2%
Services	1,215	10%	669	7%	81%	87%
Sales and marketing	2,150	18%	2,004	19%	7%	10%
Research and development	2,146	17%	1,816	17%	18%	20%
General and administrative	402	3%	335	3%	20%	22%
Amortization of intangible assets	886	7%	279	3%	217%	217%
Acquisition related and other	37	0%	20	0%	90%	95%
Restructuring	78	1%	19	0%	311%	337%
Total operating expenses	9,138	74%	6,691	64%	37%	39%
OPERATING INCOME	3,260	26%	3,822	36%	(15%)	(11%)
Interest expense	(908)	(7%)	(667)	(6%)	36%	36%
Non-operating expenses, net	(134)	(1%)	(315)	(3%)	(57%)	(57%)
INCOME BEFORE INCOME TAXES	2,218	18%	2,840	27%	(22%)	(17%)
Provision for income taxes	322	3%	521	5%	(38%)	(35%)
NET INCOME	$1,896	15%	$2,319	22%	(18%)	(13%)
EARNINGS PER SHARE:
Basic	$0.70		$0.87
Diluted	$0.68		$0.84
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,698		2,670
Diluted	2,776		2,754

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2022, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended February 28, 2023 compared with the corresponding prior year period decreased our total revenues by 3 percentage points, total operating expenses by 2 percentage points and operating income by 4 percentage points.

ORACLE CORPORATION

Q3 FISCAL 2023 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended February 28,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2023 GAAP	Adj.	2023 Non-GAAP	2022 GAAP	Adj.	2022 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$12,398	$—	$12,398	$10,513	$—	$10,513	18%	18%	21%	21%
TOTAL OPERATING EXPENSES	$9,138	$(1,925)	$7,213	$6,691	$(992)	$5,699	37%	27%	39%	29%
Stock-based compensation (3)	924	(924)	—	674	(674)	—	37%	*	37%	*
Amortization of intangible assets (4)	886	(886)	—	279	(279)	—	217%	*	217%	*
Acquisition related and other	37	(37)	—	20	(20)	—	90%	*	95%	*
Restructuring	78	(78)	—	19	(19)	—	311%	*	337%	*
OPERATING INCOME	$3,260	$1,925	$5,185	$3,822	$992	$4,814	(15%)	8%	(11%)	11%
OPERATING MARGIN %	26%		42%	36%		46%	(1,006) bp.	(397) bp.	(955) bp.	(371) bp.
INCOME TAX EFFECTS (5)	$322	$439	$761	$521	$209	$730	(38%)	4%	(35%)	9%
NET INCOME	$1,896	$1,486	$3,382	$2,319	$783	$3,102	(18%)	9%	(13%)	13%
DILUTED EARNINGS PER SHARE	$0.68		$1.22	$0.84		$1.13	(19%)	8%	(14%)	13%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,776	—	2,776	2,754	—	2,754	1%	1%	1%	1%

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2022, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended February 28, 2023			Three Months Ended February 28, 2022
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$114	$(114)	$—	$55	$(55)	$—
Hardware	5	(5)	—	4	(4)	—
Services	39	(39)	—	17	(17)	—
Sales and marketing	158	(158)	—	113	(113)	—
Research and development	517	(517)	—	421	(421)	—
General and administrative	91	(91)	—	64	(64)	—
Total stock-based compensation	$924	$(924)	$—	$674	$(674)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of February 28, 2023 was as follows:

Remainder of fiscal 2023	$869
Fiscal 2024	2,995
Fiscal 2025	2,283
Fiscal 2026	1,620
Fiscal 2027	664
Fiscal 2028	635
Thereafter	1,641
Total intangible assets, net	$10,707

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 14.5% and 18.4% in the third quarter of fiscal 2023 and 2022, respectively, and an effective non-GAAP tax rate of 18.4% and 19.0% in the third quarter of fiscal 2023 and 2022, respectively. The difference in our GAAP and non-GAAP tax rates in each of the third quarter of fiscal 2023 and 2022 was primarily due to the net tax effects related to stock-based compensation expense and acquisition related and other items, including the tax effects on amortization of intangible assets, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2023 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Nine Months Ended February 28,				% Increase	% Increase (Decrease)
	2023	% of Revenues	2022	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$25,938	72%	$22,562	74%	15%	20%
Cloud license and on-premise license	3,627	10%	3,339	11%	9%	14%
Hardware	2,424	7%	2,328	7%	4%	8%
Services	4,129	11%	2,371	8%	74%	82%
Total revenues	36,118	100%	30,600	100%	18%	23%
OPERATING EXPENSES
Cloud services and license support	5,606	16%	3,778	12%	48%	53%
Hardware	780	2%	718	2%	9%	13%
Services	3,448	10%	1,984	7%	74%	82%
Sales and marketing	6,544	18%	5,811	19%	13%	17%
Research and development	6,397	18%	5,254	17%	22%	24%
General and administrative	1,179	3%	953	3%	24%	27%
Amortization of intangible assets	2,712	7%	882	3%	207%	208%
Acquisition related and other (2)	140	0%	4,707	16%	(97%)	(97%)
Restructuring	359	1%	89	0%	303%	340%
Total operating expenses	27,165	75%	24,176	79%	12%	15%
OPERATING INCOME	8,953	25%	6,424	21%	39%	54%
Interest expense	(2,550)	(7%)	(2,051)	(7%)	24%	24%
Non-operating expenses, net	(386)	(2%)	(348)	(1%)	11%	10%
INCOME BEFORE INCOME TAXES	6,017	16%	4,025	13%	49%	75%
Provision for income taxes	833	2%	497	1%	68%	96%
NET INCOME	$5,184	14%	$3,528	12%	47%	72%
EARNINGS PER SHARE:
Basic	$1.93		$1.30
Diluted	$1.88		$1.26
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,692		2,711
Diluted	2,757		2,800

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2022, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the nine months ended February 28, 2023 compared with the corresponding prior year period decreased our total revenues by 5 percentage points, total operating expenses by 3 percentage points and operating income by 15 percentage points.

(2)	Acquisition related and other for the nine months ended February 28, 2022 included the impact of litigation related charges totaling $4.7 billion.

ORACLE CORPORATION

Q3 FISCAL 2023 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Nine Months Ended February 28,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2023 GAAP	Adj.	2023 Non-GAAP	2022 GAAP	Adj.	2022 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$36,118	$—	$36,118	$30,600	$—	$30,600	18%	18%	23%	23%
TOTAL OPERATING EXPENSES	$27,165	$(5,794)	$21,371	$24,176	$(7,578)	$16,598	12%	29%	15%	33%
Stock-based compensation (3)	2,583	(2,583)	—	1,900	(1,900)	—	36%	*	36%	*
Amortization of intangible assets (4)	2,712	(2,712)	—	882	(882)	—	207%	*	208%	*
Acquisition related and other	140	(140)	—	4,707	(4,707)	—	(97%)	*	(97%)	*
Restructuring	359	(359)	—	89	(89)	—	303%	*	340%	*
OPERATING INCOME	$8,953	$5,794	$14,747	$6,424	$7,578	$14,002	39%	5%	54%	11%
OPERATING MARGIN %	25%		41%	21%		46%	380 bp.	(493) bp.	504 bp.	(446) bp.
INCOME TAX EFFECTS (5)	$833	$1,457	$2,290	$497	$1,680	$2,177	68%	5%	96%	12%
NET INCOME	$5,184	$4,337	$9,521	$3,528	$5,898	$9,426	47%	1%	72%	8%
DILUTED EARNINGS PER SHARE	$1.88		$3.45	$1.26		$3.37	49%	3%	74%	9%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,757	—	2,757	2,800	—	2,800	(2%)	(2%)	(2%)	(2%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2022, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Nine Months Ended February 28, 2023			Nine Months Ended February 28, 2022
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$319	$(319)	$—	$145	$(145)	$—
Hardware	13	(13)	—	11	(11)	—
Services	99	(99)	—	49	(49)	—
Sales and marketing	433	(433)	—	328	(328)	—
Research and development	1,448	(1,448)	—	1,188	(1,188)	—
General and administrative	271	(271)	—	179	(179)	—
Total stock-based compensation	$2,583	$(2,583)	$—	$1,900	$(1,900)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of February 28, 2023 was as follows:

Remainder of fiscal 2023	$869
Fiscal 2024	2,995
Fiscal 2025	2,283
Fiscal 2026	1,620
Fiscal 2027	664
Fiscal 2028	635
Thereafter	1,641
Total intangible assets, net	$10,707

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 13.8% and 12.3% in the first nine months of fiscal 2023 and 2022, respectively, and an effective non-GAAP tax rate of 19.4% and 18.8% in the first nine months of fiscal 2023 and 2022, respectively. The difference in our GAAP and non-GAAP tax rates in the first nine months of fiscal 2023 was primarily due to the net tax effects related to stock-based compensation expense and acquisition related and other items, including the tax effects on amortization of intangible assets, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure. The difference in our GAAP and non-GAAP tax rates in the first nine months of fiscal 2022 was primarily due to the net tax effects related to stock-based compensation expense and acquisition related and other items, including the net tax effects for litigation related charges (refer to Appendix A for additional information), and the net tax effects on amortization of intangible assets, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2023 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	February 28, 2023	May 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$8,219	$21,383
Marketable securities	550	519
Trade receivables, net	6,213	5,953
Prepaid expenses and other current assets	3,714	3,778
Total Current Assets	18,696	31,633
Non-Current Assets:
Property, plant and equipment, net	16,345	9,716
Intangible assets, net	10,707	1,440
Goodwill, net	61,499	43,811
Deferred tax assets	12,153	12,782
Other non-current assets	12,220	9,915
Total Non-Current Assets	112,924	77,664
TOTAL ASSETS	$131,620	$109,297
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Notes payable and other borrowings, current	$5,415	$3,749
Accounts payable	1,610	1,317
Accrued compensation and related benefits	1,736	1,944
Deferred revenues	8,598	8,357
Other current liabilities	5,521	4,144
Total Current Liabilities	22,880	19,511
Non-Current Liabilities:
Notes payable and other borrowings, non-current	86,396	72,110
Income taxes payable	11,335	12,210
Deferred tax liabilities	6,814	6,031
Other non-current liabilities	6,107	5,203
Total Non-Current Liabilities	110,652	95,554
Stockholders’ Deficit	(1,912)	(5,768)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$131,620	$109,297

ORACLE CORPORATION

Q3 FISCAL 2023 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Nine Months Ended February 28,
	2023	2022
Cash Flows From Operating Activities:
Net income	$5,184	$3,528
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,810	1,409
Amortization of intangible assets	2,712	882
Deferred income taxes	(1,253)	(983)
Stock-based compensation	2,583	1,900
Other, net	487	82
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	460	652
Decrease in prepaid expenses and other assets	515	71
Decrease in accounts payable and other liabilities	(783)	(683)
Decrease in income taxes payable	(453)	(661)
Increase (decrease) in deferred revenues	256	(643)
Net cash provided by operating activities	11,518	5,554
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(921)	(10,134)
Proceeds from sales and maturities of marketable securities and other investments	552	25,735
Acquisitions, net of cash acquired	(27,721)	(132)
Capital expenditures	(6,782)	(3,088)
Net cash (used for) provided by investing activities	(34,872)	12,381
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(1,150)	(15,654)
Proceeds from issuances of common stock	759	357
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(1,040)	(1,011)
Payments of dividends to stockholders	(2,586)	(2,603)
Proceeds from issuances of commercial paper, net of repayments	1,874	—
Proceeds from issuances of senior notes and other borrowings, net of issuance costs	33,494	—
Repayments of senior notes and other borrowings	(21,050)	(5,750)
Other, net	49	(439)
Net cash provided by (used for) financing activities	10,350	(25,100)
Effect of exchange rate changes on cash and cash equivalents	(160)	(251)
Net decrease in cash and cash equivalents	(13,164)	(7,416)
Cash and cash equivalents at beginning of period	21,383	30,098
Cash and cash equivalents at end of period	$8,219	$22,682

ORACLE CORPORATION

Q3 FISCAL 2023 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2022				Fiscal 2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$15,325	$10,255	$10,396	$9,539	$10,542	$15,073	$15,503

Capital Expenditures	(2,761)	(3,118)	(3,805)	(4,511)	(5,168)	(6,678)	(8,205)

Free Cash Flow	$12,564	$7,137	$6,591	$5,028	$5,374	$8,395	$7,298

% Growth over prior year	9%	(41%)	(49%)	(63%)	(57%)	18%	11%

GAAP Net Income	$13,952	$10,262	$7,560	$6,717	$5,808	$8,797	$8,373

Free Cash Flow as a % of Net Income	90%	70%	87%	75%	93%	95%	87%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q3 FISCAL 2023 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2022					Fiscal 2023
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services	$2,461	$2,667	$2,791	$2,890	$10,809	$3,579	$3,813	$4,053		$11,445
License support	4,910	4,887	4,846	4,722	19,365	4,838	4,785	4,870		14,493
Cloud services and license support	7,371	7,554	7,637	7,612	30,174	8,417	8,598	8,923		25,938
Cloud license and on-premise license	813	1,237	1,289	2,539	5,878	904	1,435	1,288		3,627
Hardware	763	767	798	856	3,183	763	850	811		2,424
Services	781	802	789	833	3,205	1,361	1,392	1,376		4,129
Total revenues	$9,728	$10,360	$10,513	$11,840	$42,440	$11,445	$12,275	$12,398		$36,118
AS REPORTED REVENUE GROWTH RATES
Cloud services	19%	22%	24%	19%	21%	45%	43%	45%		45%
License support	1%	(1%)	(3%)	(5%)	(2%)	(1%)	(2%)	0%		(1%)
Cloud services and license support	6%	6%	5%	3%	5%	14%	14%	17%		15%
Cloud license and on-premise license	(8%)	13%	1%	18%	9%	11%	16%	0%		9%
Hardware	(6%)	(9%)	(3%)	(3%)	(5%)	0%	11%	2%		4%
Services	8%	7%	7%	3%	6%	74%	74%	74%		74%
Total revenues	4%	6%	4%	5%	5%	18%	18%	18%		18%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud services	18%	22%	26%	22%	22%	50%	48%	48%		49%
License support	(1%)	(1%)	0%	(1%)	(1%)	4%	4%	3%		4%
Cloud services and license support	5%	6%	8%	7%	6%	20%	20%	20%		20%
Cloud license and on-premise license	(9%)	16%	4%	25%	12%	19%	23%	4%		14%
Hardware	(7%)	(8%)	1%	2%	(3%)	5%	16%	4%		8%
Services	7%	7%	11%	7%	8%	84%	83%	80%		82%
Total revenues	2%	6%	7%	10%	7%	23%	25%	21%		23%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$3,041	$3,149	$3,187	$3,235	$12,612	$4,016	$4,080	$4,166		$12,262
Infrastructure cloud services and license support	4,330	4,405	4,450	4,377	17,562	4,401	4,518	4,757		13,676
Total cloud services and license support revenues	$7,371	$7,554	$7,637	$7,612	$30,174	$8,417	$8,598	$8,923		$25,938
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	8%	9%	8%	6%	8%	32%	30%	31%		31%
Infrastructure cloud services and license support	5%	5%	3%	1%	3%	2%	3%	7%		4%
Total cloud services and license support revenues	6%	6%	5%	3%	5%	14%	14%	17%		15%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Applications cloud services and license support	7%	8%	10%	9%	8%	37%	35%	33%		35%
Infrastructure cloud services and license support	3%	5%	7%	5%	5%	7%	9%	10%		9%
Total cloud services and license support revenues	5%	6%	8%	7%	6%	20%	20%	20%		20%
GEOGRAPHIC REVENUES
Americas	$5,321	$5,736	$5,849	$6,774	$23,679	$7,192	$7,786	$7,671		$22,649
Europe/Middle East/Africa	2,784	2,953	3,014	3,260	12,011	2,691	2,895	3,067		8,653
Asia Pacific	1,623	1,671	1,650	1,806	6,750	1,562	1,594	1,660		4,816
Total revenues	$9,728	$10,360	$10,513	$11,840	$42,440	$11,445	$12,275	$12,398		$36,118

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2022 and 2021 for the fiscal 2023 and fiscal 2022 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q3 FISCAL 2023 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses, income tax effects and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses, income tax effects and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses, income tax effects and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. For all periods presented, acquisition related and other expenses consisted of personnel related costs for transitional and certain other employees, certain business combination adjustments including certain adjustments after the measurement period has ended, and certain other operating items, net. For the nine months ended February 28, 2022, acquisition related and other expenses substantially consisted of litigation related charges totaling $4.7 billion that we generally do not expect to recur, and we consider the $4.7 billion of litigation related charges to be outside our ordinary course of business based on the following considerations: (i) the unprecedented nature of the litigation related charges including the nature and size of the damages awarded; (ii) the dissimilarity of this litigation and related charges to recurring litigation of which we are a party in our normal business course for which any and all such charges are included in our GAAP operating results and non-GAAP measures; (iii) the complexity of the case; (iv) the counterparty involved; and (v) our expectation that litigation related charges of this nature will not recur in future periods; amongst other factors. Restructuring expenses consisted of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses may diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur certain of these expenses in connection with any future acquisitions and/or strategic initiatives.